                                                                  EXHIBIT 10.22


                                   Agreement


         THIS AGREEMENT is made and entered into as of this 18th day of March, 1992, by and between ROBERT WILSON ("Mr. Wilson") and RADIO METRIX INC. ("RMI").

                                  WITNESSETH:

         WHEREAS, Arvin Brent Simon has developed technology for a sensing device utilizing radio waves in a unique fashion (herein the "TECHNOLOGY"); and

         WHEREAS, Arvin Brent Simon, together with David Jones, Scott
Morneweck, Roger Keith and Thomas Cudnik (herein "RMC") have assigned all rights to said TECHNOLOGY to SDR Metro, Inc., a corporation organized by them to develop the TECHNOLOGY; and

         WHEREAS, SDR Metro, Inc. has entered into an exclusive, worldwide, perpetual License Agreement with RMI concerning all applications of the TECHNOLOGY; and

         WHEREAS, Mr. Wilson previously entered into an agreement with RMC, an unincorporated entity doing business for the benefit of David Jones, Scott Morneweck, Roger Keith, Thomas Cudnik, and Arvin Brent Simon (herein collectively referred to as "RMC"), providing Mr. Wilson with certain marketing rights, as specified in Exhibit "A" hereto; and

         WHEREAS, Exhibit "A" and the marketing rights granted to Mr. Wilson thereunder were subsequently terminated by RMC pursuant to Exhibit "B"; and

         WHEREAS, Mr. Wilson attempted to assign part or all of his rights under Exhibit "A" to Magnetic Maulburg, a German corporation, pursuant to Exhibit "C"; and

         WHEREAS, Mr. Wilson introduced RMI, or its principals, Mr. Stephen Michael and Mr. Samuel Duffey, to RMC for the purposes of attempting to establish a commercialization agreement concerning the TECHNOLOGY; and

         WHEREAS, RMI had previously invited Mr. Wilson to be a participant and stockholder of RMI as compensation for Mr. Wilson's introduction and anticipated ongoing efforts to participate in the commercialization of the TECHNOLOGY; and

         WHEREAS, RMI has withdrawn its invitation to Mr. Wilson to serve as a participant or stockholder in RMI upon learning the correct facts and circumstances surrounding Mr. Wilson's business and contractual relationships with both RMC and Magnetic Maulburg; and

         WHEREAS, RMI wishes to grant Mr. Wilson a royalty interest in future potential revenues of RMI resulting solely from the TECHNOLOGY as sole and exclusive compensation to Mr. Wilson for his introduction of RMI to RMC and any prior or future assistance which he may provide in the commercialization of TECHNOLOGY; and

         WHEREAS, RMI and Mr. Wilson wish to enter into this Agreement as the definitive and exclusive statement of their understanding and agreement.

         NOW, THEREFORE, for good and valuable consideration, in hand received, the parties hereto mutually agree as follows:

         1. Compensation. RMI hereby agrees to pay to Mr. Wilson as Mr. Wilson's sole and exclusive compensation from RMI and its stockholders and principals an amount equal to five percent (5%) of the royalty revenue received by RMI from the TECHNOLOGY, less any amounts paid or required to be paid to RMC or SDR Metro, Inc. for the licensing rights to said TECHNOLOGY. In the event RMI becomes the manufacturer or marketer of products incorporating the TECHNOLOGY, RMI shall, in lieu of the foregoing compensation, pay Mr. Wilson compensation equal to five percent (5%) of the adjusted gross revenues of RMI from such sales, which involve the manufacture or marketing of products by RMI. "Adjusted Gross Revenue" shall mean gross revenues from the sale of products manufactured or marketed by RMI and incorporating the TECHNOLOGY, less all costs of manufacturing, licensing, fees and royalties, manufacturing, advertising, and cost of sales. The compensation provided for herein shall continue for the life of the license arrangement between RMI and SDR Metro, Inc. concerning the TECHNOLOGY. The Compensation provided for in this Agreement is related solely and exclusively to the TECHNOLOGY described in the Agreement dated March 14, 1992 between RMI and SDR Metro, Inc. In the event of revenues earned by RMI for development purposes or for signing license arrangements, but which do not constitute advance royalty fees, no compensation shall be paid to Mr. Wilson hereunder. Should RMI receive compensation from the sale of the TECHNOLOGY or a license fee that does not require ongoing royalty fees, RMI shall pay Mr. Wilson an amount equal to 5% of RMI's net proceeds. For purposes hereof, "net proceeds" shall mean gross proceeds less costs of procuring and closing the sale or license, and royalty or other fees to be paid to SDR Metro, Inc.

         2. Buy-Out. Mr. Wilson agrees that the compensation arrangement may be purchased by RMI or its assigns at any time for an aggregate purchase price not to exceed $200,000, with all royalties earned during the first 24 months of this Agreement, constituting being credited against the purchase price.

         3. No Claim. Mr. Wilson expressly acknowledges and agrees that he has no right, claim, or interest in or to the TECHNOLOGY. Furthermore, Mr. Wilson acknowledges and agrees that he has no right, title, or interest in or to, or any claim against, RMI or any of its principals, save and except only his right to compensation as set forth in paragraph 1 of this Agreement. Mr. Wilson acknowledges and agrees that the Marketing Agreement designated Exhibit "A" hereto is void and of no continuing effect and that he has no marketing rights or other interest in or to the TECHNOLOGY arising thereunder. Simultaneously with the execution of this Agreement, Mr. Wilson agrees to execute the General Release attached hereto as Exhibit "D".

         4. Proper Conduct. Mr. Wilson acknowledges and agrees that the conduct of Duffey & Davis, P.A., and Attorney Samuel S. Duffey have been appropriate and ethical at all times in connection with this transaction. Mr. Wilson acknowledges that the purpose of this paragraph is to verify and confirm that this Agreement is viewed by Mr. Wilson as consistent with the legal responsibility of Duffey & Davis, P.A., and Mr. Duffey and does not in any fashion constitute a conflict of interest or conduct which is viewed by Mr. Wilson as unethical. Mr. Wilson acknowledges that he has been advised to consult with and rely upon the advice of independent legal counsel and, further, Mr. Wilson acknowledges and agrees that he has not relied upon the advice of Mr. Duffey or Duffey & Davis, P.A., concerning this Agreement or matters relating to RMC, RMI, or the TECHNOLOGY. Mr. Wilson acknowledges that, while he consulted with Mr. Duffey concerning RMC and the TECHNOLOGY, his marketing agreement was subsequently terminated by RMC, and he subsequently requested of his own volition and with no suggestion from Mr. Duffey that Mr. Duffey and Mr. Michael take over the project of attempting to commercialize the TECHNOLOGY for their own interests and not in an attorney/client or other confidential relationship with Mr. Wilson. Mr. Wilson acknowledges and agrees that should any contention that Mr. Duffey or Duffey & Davis, P.A., acted other than in a proper, correct, and ethical manner be made in the future by Mr. Wilson, such contention would be for the sole purpose and intent of slandering or adversely affecting the reputation of Mr. Duffey and would be actionable as an intentional wrongdoing on the part of Mr. Wilson. Mr. Wilson acknowledges and agrees that this paragraph 4 is a material inducement for RMI to enter into this Agreement.

         5. Confidentiality. Mr. Wilson acknowledges and agrees that any and all information that he holds concerning the TECHNOLOGY is confidential and cannot be disclosed by him to any third party without the prior permission or approval of RMI. In furtherance of this confidentiality provision and not in limitation thereof, Mr. Wilson shall execute, simultaneously with the execution of this Agreement, the Confidentiality Agreement attached hereto as Exhibit "E".

         6. Covenant Not to Compete. Mr. Wilson agrees that during the term of this Agreement and for a period of five years thereafter, he shall not, either directly or indirectly, engage in any activity which is competitive with the TECHNOLOGY licensed by

RMI from SDR Metro, Inc. For purposes hereof, activities competitive with the TECHNOLOGY shall include, but not be limited to, any development, design, marketing, commercialization, or manufacture of any product or any technology which has a use or function similar to that served by the TECHNOLOGY, or which may be served by the TECHNOLOGY during the term of this Agreement ("Competitive Activity"). Indirectly engaging in any Competitive Activity shall include, but not be limited to, serving as an officer, director, owner, partner, shareholder, or agent or employee of any entity engaged in any Competitive Activity.

         7. Beneficial Party. Each of the agreements, covenants, and representations of Mr. Wilson contained in this Agreement or any exhibit hereto shall inure to the benefit of and shall be enforceable by SDR Metro, Inc., as well as RMI and its principals.

         8. Miscellaneous. This Agreement constitutes the entire understanding of the parties and shall not be amended or otherwise altered, except in writing and executed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida. This Agreement shall not be construed more stringently against any party, regardless of who may have been the draftsman. Any dispute arising under this Agreement or any of the exhibits attached to this Agreement shall be resolved by binding arbitration before the American Arbitration Association. Arbitration shall be the sole and exclusive method for resolving any dispute or enforcing this Agreement, and arbitration shall be seated solely in Sarasota, Florida, and shall be before the American Arbitration Association. The findings of arbitrators shall be final and binding and may be reduced to a judgment in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties hereto set their hands and seals on the day and year first above written.


                                    MR. WILSON


                                    By: /s/ Robert Wilson
                                       ----------------------------------------
                                       ROBERT WILSON


                                    RMI
                                    Radio Metrix Inc.


                                    By: /s/ Stephen Michael, Pres.
                                       ----------------------------------------
                                       STEPHEN MICHAEL, President

                                  EXHIBIT "A"
                                   AGREEMENT


         THIS AGREEMENT made entered into at Cleveland, Ohio on this 24th day of August, 1991 by and between Robert A. Wilson (herein called "Wilson") and Radio Metrix Company in Euclid, Ohio, (herein called (RMC)) witnesseth:

         WHEREAS by cooperative effort of the parties a working prototype has been produced, and

         WHEREAS initial marketing surveys have been conducted by Wilson, and

         WHEREAS Simon has assigned the patent and his responsibilities to a new Corporation known as RMC and RMC together with Simon shall exclusively manufacture and perform research and development as necessary to the product, and

         WHEREAS all commercialization of the product will be conducted by Wilson, and

         WHEREAS the parties wish to reduce to writing their agreement;

         NOW, THEREFORE in consideration of the mutual covenants hereinafter set forth it is hereby agreed between the parties as follows:

                            ARTICLE I - DEFINITIONS

         As used herein the words capitalized in this article shall have the meaning or identity set forth after each word.

A.       AGREEMENT: This Agreement

B. RMS: Radio-metric proximity sensor using state-of-the-art electronics to produce a signal to reverse or simply halt movement of a given product to effectively prevent contact.

C.       CORPORATION: A new Corporation to manufacture and market RMS products.

D. PRODUCT: The product shall consist of the RMS used specifically with barrier gates, sliding gates, garage doors and all other forms of vehicle or pedestrian access control using safety edge protection.

E. MARKET: All industries involved with the application of the product within the entire territories of Canada, U.S., Europe, Australia.

         RMC hereby gives assignment to Wilson for exclusive sales and marketing of the product and agrees that no other assignment shall be given except where Wilson and RMC agree to offer a licensed agreement to include compensation paid to both parties.

                              ARTICLE II - DUTIES

A.       Wilson shall perform in the following duties for the Corporation.

         a. Wilson shall be responsible for sales and marketing of all products relating to RMS. These duties will include the usual activities performed by a marketing department in promotion, selling and distribution of the products to any and all markets identified by Wilson or others.

         b. Wilson shall arrange financing for the Corporation. Financing shall cover such items as organizational costs, research and development, production and marketing of all products.

B.       Simon shall perform in the following duties for the Corporation.

         a. Simon will manage the development of prototypes of RMS products as needed.

         b. Simon shall be responsible for all manufacturing including quality assurance and control.

                           ARTICLE III - COMPENSATION

         A. Wilson shall be compensated by receiving the difference between the agreed upon costs to Wilson and his selling price (margin). The term "costs" shall also include the net profits of the Corporation (RMC). Wilson shall receive the compensation amount presented in the Marketing Expense as outlined in the business plan (Exhibit #l) until such time as his margin is equal to the Marketing Expense, reviewed quarterly. At such time when compensation is attained then the amount paid as Marketing Expense ceases, and commission only will be paid thereafter. When a license agreement or buy-out of the product type occurs, Wilson will receive 25% of royalty and buy-out amount as compensation.

                       ARTICLE IV - SALE OR LICENSING RMS

         Should the Corporation decide to license or sell the RMS either in its entirety or to individual companies for specific uses, Wilson shall be compensated by receiving 25% of the sale price (if sold) and 25% of the royalties paid to the Corporation by the RMS licensing organization(s). Any payments due Wilson under royalties received from licensing the product shall continue during Wilson's life and upon his death a computation of business on the books will be paid to his estate and heirs, and no future claims against RMC shall be paid or due.

                     ARTICLE V - PERSONAL SERVICE CONTRACT

         This Agreement is one for personal service on behalf of Wilson, therefore, it cannot be assigned by Wilson without the prior written consent of RMC.

                           ARTICLE VI - USE OF TERMS

         Wherever a singular word is used in this Agreement, it shall be considered as meaning the plural where applicable and wherever the context permits or requires, and when the singular and/or neuter pronouns are used herein, the same shall be construed as including all persons and Corporations designated respectively as Principal or Representative in the heading of this instrument wherever the context requires.

                          ARTICLE VII - APPLICABLE LAW

         This Agreement shall be construed and interpreted under and in accordance with the laws of the State of Ohio.

                       ARTICLE VIII - LEGAL CONSTRUCTION

         In case any one or more of the provisions contained in this Agreement shall be held for any reason to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if said invalid, illegal or unenforceable provisions has never been contained herein.

                    ARTICLE IX - PRIOR AGREEMENTS SUPERSEDED

         This Agreement contains the entire understanding and contract between the parties and all other prior written or oral agreements, understandings or arrangements are hereby revoked.

                       ARTICLES X - BENEFIT OF AGREEMENT

         This agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

                           ARTICLE XI - MODIFICATION

         No amendment or modification of this agreement shall be binding upon Wilson and/or RMC unless in writing and signed and dated by the party to be charged herewith.

                           ARTICLE XII - COUNTERPARTS

         This Agreement may be executed in counterparts and when properly executed each counterpart shall be considered an original.

                   ARTICLE XIII - NON-PERFORMANCE/TERMINATION

         This agreement will be considered null and void if:

                  1. If RMC fails to perform the designs outlined in the business plan within a reasonable benchmark for their completion.

                  2. If Wilson fails to perform reasonable marketing expectations outlined in the business plan.

         IN WITNESS WHEREOF the parties have hereunto set their hands this day of August 24th, 1991.


                                    By: /s/ David Jones, President, RMC
                                       ----------------------------------------
                                    David Jones, President, RMC


                                    /s/ A. Brent Simon, Director of Design, RMC
                                    -------------------------------------------
                                    A. Brent Simon, Director of Design, RMC


                                    /s/ Robert A. Wilson
                                    -------------------------------------------
                                    Robert A. Wilson, Marketing Director

                                  EXHIBIT "B"
                       [RADIO METRIX COMPANY LETTERHEAD]
-------------------------------------------------------------------------------


                                                               November 8, 1991


Mr. Robert A. Wilson
1516 Orange Ave. South
Sarasota, FL. 34237


Dear Mr. Wilson:

Since, you have ceased all communications with us, and refuse to to return our phone messages we assume the following:

         1.       You are unable to secure financing to our August 1991
                  Business Plan.

         2. You are no longer interested in fulfilling your obligations under our agreement entered into on August 24th, 1991 by and between Robert A. Wilson and RADIO METRIX COMPANY (RMC).

RMC sees no alternative but to terminate its agreement with you, due to lack of funds, within seven (7) days from the writing of this letter. Termination of our agreement is based on your non-performance of duties (Article II) paragraph
(A) subparagraph (b) "Wilson shall arrange financing for the Corporation.....".
Our agreement will be considered null and void under (Article XIII Item 2) "If Wilson fails to perform reasonable marketing expectations outlined in the business plan".

If you take exception to this letter please make your intentions known by registered mail.


Sincerely,


RADIO METRIX COMPANY


By: /s/ David Jones, President, RMC
David Jones
President, RMC


By: /s/ A. Brent Simon, Director of Design, RMC
Arvin Brent Simon
Director of Design, RMC


DJ/ABS/sm

[USPS LOGO]       CERTIFIED MAIL RECEIPT
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                  Do not use for International Mail
                  (See Reverse)


Sent to
MR. ROBERT A. WILSON

Street & No.
1516 ORANGE AVE. SOUTH

P.O. State & ZIP Code
SARASOTA FL 34237

Postage
                           $ 29

Certified Fee
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TOTAL Postage & Fees       $229

Postmark or Date
Nov. 8, 1991

                                  EXHIBIT "C"
                                   AGREEMENT


This Agreement entered into this 11th day of October, 1991 by and between

                  Robert A. Wilson
                  1516 South Orange Ave.
                  Sarasota, FL 34239

and               MAGNETIC ELEKTROMOTOREN GMBH
                  Hauptatrasse 6
                  D7864 Maulburg/Germany

1) Robert A. Wilson agrees to release the worldwide exclusive marketing rights of the Radio Metric Sensor (RMS) to the Magnetic Group of Companies for all applications in barrier gate sensing including toll booth gates and window/light dome sensing.

2) Robert A. Wilson agrees to release the non-exclusive marketing rights for all applications of the RMS in combination with Magnetic actuators (i.e. linear actuators, swing - and sliding gates, swing door actuators etc.)

3) The marketing rights do not include the application of overhead garage doors within the U.S.

4) Robert A. Wilson will not demand from Magnetic any kind of compensation for these marketing rights.

5) Magnetic will evaluate a proposal being presented by Radio Metrix Company (RMC) for the development and production of the RMS adapted to the appropriate application. Refusal of the use of RMS will void all rights as stated above.


                                             MAGNETIC ELEKTROMOTOREN GMBH


/s/ Robert A. Wilson                         /s/ A. Weiss       /s/ G. Hafner
--------------------------                   ----------------------------------
   (Robert A. Wilson)                           (A. Weiss)         (G. Hafner)

GENERAL RELEASE                                                   RAMCO FORM 22


                        Know All Men By These Presents:


That I
    (I, We)

                  ROBERT WILSON



first party, for and in consideration of the sum of        $10.00
        Dollars, or other valuable considerations, received from or on behalf of

        Radio Metrix Inc., Radio Metrix Company, Genius Products, Inc., SDR Metro, Inc., Samuel S. Duffey, Duffey & Davis, P.A. and Stephen Michael.

second party, the receipt whereof is hereby acknowledged,

        (Wherever used herein the terms "first party" and "second party" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires.)

        HEREBY remise, release, acquit, satisfy, and forever discharge the said second party, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which said first party ever had, now has, or which any personal representative, successor, heir or assign of said first party, hereafter can, shall or may have against said second party, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents.




        In Witness Whereof, I have hereunto set my hand and seal this 18th day of March, A.D., 1992

Signed, sealed and delivered in presence of:

/s/                                          /s/ Robert Wilson             L.S.
------------------------------               -----------------------------
                                             ROBERT WILSON
/s/ Cathy                                                                  L.S.
------------------------------               -----------------------------


STATE OF FLORIDA,
COUNTY OF SARASOTA


                          I HEREBY CERTIFY that on this day, before me, an
officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared ROBERT WILSON to me known to be the person described in and who executed the foregoing instrument and who acknowledged before me that he executed the same.

        WITNESS my hand and official seal in the County and State last aforesaid this 18th day of March A.D. 1992.


                                             /s/ Cathy ???
                                             ----------------------------------

This Instrument prepared by:                 NOTARY PUBLIC, STATE OF FLORIDA,
Samuel S. Duffey                             MY COMMISSION EXPIRIES:
                                             Nov. 1, 1995.
Address: Duffey & Davis, P.A.                BONDED THRU NOTARY PUBLIC
         1515 Ringling Blvd., Suite 800      UNDERWRITERS.
         Sarasota, FL 34236

                            NON-DISCLOSURE AGREEMENT


Name:                           ROBERT A. WILSON
                    ----------------------------------------

Title:
                    ----------------------------------------

Address:                       1516 SO. ORANGE AVE.
                    ----------------------------------------

City/state:                       SARASOTA, FL
                    ----------------------------------------

Zip:                                  34239
                    ----------------------------------------

This will confirm the Agreement under which I will disclose to you information and ideas that are considered confidential company information of SDR METRO, INC. and RADIO METRIX INC.

It is understood that you will receive this disclosure in confidence and that you will not use the information disclosed or disclose it to any third parties or make any use of company information and ideas without prior written consent from SDR METRO, INC. and RADIO METRIX INC.

The foregoing obligations shall not apply:

1. To information which is or becomes publicly known other than by your failure to observe the above confidentiality obligations;

2. To information which you subsequently receive from a third party who is not under similar confidentiality obligations to SDR METRO, INC. and RADIO METRIX INC. with respect to this information;

3. To information which was already in your possession prior to this disclosure as proven by your records; and

4.       After five years from the date of this Agreement.

Please indicate your acceptance of the terms of this Agreement by signing a copy of this Agreement and returning it to SDR METRO, INC. and RADIO METRIX INC.


ACCEPTED BY:     /s/ Robert Wilson                   3-18-92
                ------------------------------------------------
                      Signature                        Date

APPROVED BY:     /s/ Stephen A. Michael              3-18-92
                ------------------------------------------------
                      Signature                        Date

                               RADIO METRIX, INC.

TELEPHONE                                                             FAX
(941) 355-9361                                                   (941) 355-9373

                            4400 INDEPENDENCE COURT
                               SARASOTA, FL 34234


September 17, 1999


Mr. Robert Wilson
1516 South Orange Avenue
Sarasota, FL 34239


Dear Mr. Wilson:

         For almost seven years, Radio Metrix, Inc. has neither received contact from you nor been advised by you with regard to contact information or your current location. Both Sam and I are disappointed that you have elected to abandon Radio Metrix, Inc. and your responsibilities under the Agreement. Your decision to make yourself unavailable on a long-term basis and to provide no assistance or support to Radio Metrix, Inc., as required under the Agreement, constitutes a material breach of the Agreement entered into on March 18, 1992 between you and Radio Metrix, Inc. The purpose of this correspondence is to exercise one last effort to provide you with formal notice that Radio Metrix, Inc. considers the Agreement with you to be terminated by virtue of your breach. You are further notified that Radio Metrix, Inc. intends to have no ongoing or continuing relationship with you. In the event that you disagree with the Company's position, we invite you to participate in an arbitration proceeding in Sarasota, Florida as designated in the Agreement.


Very truly yours,
RADIO METRIX, INC.


/s/ Stephen A. Michael, President
------------------------------------------
Stephen A. Michael, President

SAM/nal

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Street & Number


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34239

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Postmark or Date
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